As filed with the Securities and Exchange Commission on August 9, 2018

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	39-0971239
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

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School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin 54942

(920) 734-5712

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

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2014 Incentive Plan of School Specialty, Inc.

 (Full title of plan)

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Joseph M. Yorio President and Chief Executive Officer School Specialty, Inc. W6316 Design Drive Greenville, Wisconsin 54942 (920) 734-5712	with copy to: Dennis F. Connolly Godfrey & Kahn, S.C. 833 E. Michigan Street, Suite 1800 Milwaukee, Wisconsin 53202 (414) 273-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐       Accelerated filer  ☒       Non-accelerated filer  ☐      Smaller reporting company ☐
Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	700,000	$18.75(2)	$13,125,000.00(2)	$1,634.06

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based upon the average of the high and low price per share of the Registrant’s Common Stock on the OTCQB® on August 6, 2018.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, School Specialty, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”).  The information in the Registration Statement on Form S-8 relating to the Registrant’s 2014 Incentive Plan originally filed with the SEC by the Registrant pursuant to the Securities Act on December 2, 2014 (Registration No. 333-200677) is hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Wisconsin, on this 9th day of August, 2018.

SCHOOL SPECIALTY, INC.

By:

/s/ Joseph M. Yorio

Joseph M. Yorio

President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Joseph M. Yorio and Kevin L. Baehler, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph M. Yorio	President and Chief Executive Officer and a Director (Principal Executive Officer)	August 9, 2018
Joseph M. Yorio

/s/ Kevin L. Baehler	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2018
Kevin L. Baehler

/s/ Gus D. Halas	Chairman of the Board	August 9, 2018
Gus D. Halas

/s/ Justin Lu	Director	August 9, 2018
Justin Lu

/s/ Scott P. Scharfman	Director	August 9, 2018
Scott P. Scharfman

/s/ Andrew E. Schultz	Director	August 9, 2018
Andrew E. Schultz

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	2014 Incentive Plan of School Specialty, Inc., as amended	10-Q	000-24385	10.1	August 7, 2018
5.1	Opinion of Godfrey & Kahn, S.C.					X
23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)					X
23.2	Consent of Grant Thornton LLP					X
23.3	Consent of Deloitte & Touche LLP					X
24.1	Power of Attorney					Contained in Signature Page to this Registration Statement